UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2020

Cushman & Wakefield plc

(Exact name of registrant specified in its charter)

England and Wales	001-38611	98-1193584
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 Old Broad Street

London, United Kingdom EC2N 1AR

(Address of principal executive offices, including zip code)

+44 20 3296 3000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.10 nominal value	CWK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 30, 2020, certain of Cushman & Wakefield plc’s (the “Company”) subsidiaries including Cushman & Wakefield U.S. Borrower, LLC (f/k/a DTZ U.S. Borrower, LLC) (the “Borrower”) and DTZ UK Guarantor Limited (“U.K. Guarantor”) repriced their previous $2,700,000,000 term loan facility (the “Existing Term Loans”) under their existing credit agreement (the “Existing Credit Agreement”) pursuant to a refinancing amendment to the Existing Credit Agreement (the “Refinancing Amendment”) between the Borrower, U.K. Guarantor, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders and each other party thereto.

Pursuant to the Refinancing Amendment, the Borrower refinanced the aggregate principal amount of the Existing Term Loans outstanding with repriced replacement term loans in an aggregate principal amount of $2,666,250,000 (the “Replacement Term Loans”). The Replacement Term Loans provide for substantially identical terms as the Existing Term Loans, including the same maturity date of August 21, 2025, except that the applicable margin on LIBOR for the Replacement Term Loans in respect of (i) Eurodollar Rate Loans (as defined in the Existing Credit Agreement) is 2.75%, compared to 3.25% for the Existing Term Loans, and (ii) Base Rate Loans (as defined in the Existing Credit Agreement) is 1.75%, compared to 2.25% for the Existing Term Loans. The Refinancing Amendment also resets the soft call protection of 1% for certain repricing transactions applicable to such Replacement Term Loans to last for six months after the effective date of the Refinancing Amendment. The other material terms of the Existing Credit Agreement remain unchanged from those terms included in the Existing Credit Agreement filed as Exhibit 10.3 to the Company’s Form 10-Q filed with the Securities and Exchange Commission on September 6, 2018.

The foregoing description of the Refinancing Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Refinancing Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference to this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit #	Description

10.1	Amendment No. 2 to the Credit Agreement, dated as of January 30, 2020, among Cushman & Wakefield U.S. Borrower, LLC (f/k/a DTZ U.S. Borrower, LLC), DTZ UK Guarantor Limited, JPMorgan Chase Bank, N.A. as administrative agent, the Additional Replacement Term Loan Lender, the Converting Closing Date Term Loan Lenders party thereto and the Subsidiary Guarantors party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUSHMAN & WAKEFIELD PLC

Date: January 31, 2020	By:	/s/ Brett Soloway
Brett Soloway
Executive Vice President, General Counsel and Corporate Secretary